Exhibit 32.1

Certification of

Donald D. Wolf, Chief Executive Officer
of Westport Resources Corporation

      This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2003 of Westport Resources Corporation (the “Issuer”).

      I, Donald D. Wolf, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

      (i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 14, 2003.	By: /s/ DONALD D. WOLF Name: Donald D. Wolf Title: Chief Financial Officer
Subscribed and sworn to before me this 14th day of August, 2003.

By: /s/ KAYLA K. SPARKS

Name: Kayla K. Sparks

Title: Notary Public
My commission expires: 1-16-2006